CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in Form 8-K of U.S. Natural Nutrients and Minerals, Inc. (formerly America’s Driving Range, Inc.), of our report dated November 13, 2009 on our audit of the financial statements of U.S. Natural Nutrients and Minerals, Inc. (formerly America’s Driving Range, Inc.), as of December 31, 2008 and the related statements of operation, stockholders’ deficiency and cash flow for the period from inception (June 9, 2008) to December 31, 2008.

Paritz & Company, P.A.

Hackensack, New Jersey

November 13, 2009